                                                                     Exhibit 4.3

                             AMENDMENT NO. 2 TO THE
                                RIGHTS AGREEMENT
                       OF NOBEL LEARNING COMMUNITIES, INC.


     This Amendment No. 2, dated as of August 5, 2002, amends the Rights Agreement dated as of May 16, 2000 as amended by Amendment No. 1 dated as of August 4, 2002 (as amended and in effect from time to time, the "Rights Agreement"), between Nobel Learning Communities, Inc., a Delaware corporation (the "Company"), and Stocktrans, Inc., as Rights Agent (the "Rights Agent"). Terms defined in the Rights Agreement and not otherwise defined herein are used herein as so defined.

                              W I T N E S S E T H:

     WHEREAS, on May 16, 2000, the Board of Directors of the Company authorized the issuance of Rights to purchase, on the terms and subject to the provisions of the Rights Agreement, shares of the Company's Preferred Stock;

     WHEREAS, on May 16, 2000, the Board of Directors of the Company authorized and declared a dividend distribution of one Right for every share of Common Stock of the Company outstanding on the Record Date and authorized the issuance of one Right (subject to certain adjustments) for each share of Common Stock of the Company issued between the Record Date and the Distribution Date;

     WHEREAS, on August 4, 2002 the Board of Directors of the Company approved Amendment No. 1 to the Rights Agreement;

     WHEREAS, the Distribution Date has not occurred; and

     WHEREAS, pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Company has approved an amendment of certain provisions of the Rights Agreement as set forth below;

     NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

     1.   Amendments to Section 1 of the Rights Agreement.

          (a) Additional Definitions. Section 1 of the Rights Agreement is hereby amended by inserting the following subsections at the end of such Section 1:

                 "(kk) "Merger" shall have the meaning set forth in the Merger Agreement."

               "(ll) "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of August 5, 2002 by and between Socrates Acquisition Corporation and the Company, as amended from time to time."

               "(mm) "Rollover Stockholders" shall have the meaning set forth in the Merger Agreement."

          (b)  Amendments to definition of "Acquiring Person."

               (i)    Section 1(a)(i) is amended by restating it as follows:

          "Acquiring Person" shall mean any Person or group, together with all Affiliates and Associates of such Person or a Person that is a member of such group, who or which acquires a number of shares of Common Stock that is equal to (A) thirteen percent (13%) or more of the shares of Common Stock then outstanding, in the case of a Person or group that as of May 16, 2000 was a Beneficial Owner of ten percent (10%) or less of the Common Stock outstanding as of May 16, 2000, (B) an additional three percent (3%) of the Common Stock then outstanding, in the case of a Person or group that as of May 16, 2000 was a Beneficial Owner of greater than ten percent (10%), but less than seventeen percent (17%), of the Common Stock outstanding as of May 16, 2000, (C) twenty percent (20%) or more of the Common Stock then outstanding, in the case of a Person or group that as of May 16, 2000 was a Beneficial Owner of at least seventeen percent (17%), but no greater than twenty percent (20%), of the Common Stock outstanding as of May 16, 2000 or (D) a greater percentage of the Common Stock then outstanding than is currently owned by such Person or group, in the case of a person or group that as of May 16, 2000 was a Beneficial Owner of twenty percent (20%) or more of the Common Stock outstanding as of May 16, 2000."

               (ii) Section 1(a)(ii) is amended by replacing the last paragraph of Section 1(a)(ii) with the following:

          "Prior to a Termination Event, none of (a) A. J. Clegg, John Frock, Robert Zobel, Scott Clegg and their respective spouses, subsidiaries, Associates and Affiliates (each an "Insider"), (b) Socrates Acquisition Corporation, Cadigan Investment Partners, Inc., Gryphon Partners II, L.P. and their respective, subsidiaries, Associates and Affiliates (each a "Sponsor"), (c) any lenders which participate with any of the Sponsors (the "Other Lenders"), or (d) other Rollover Stockholders (collectively with the Insiders, the Sponsors and the Other Lenders, the "Exempted Persons") either individually, collectively or in any combination shall be or be deemed to be an Acquiring Person by virtue of or as a result of (i) actions taken in furtherance of the formation of a group consisting solely of Exempted Persons in connection with the Merger Agreement and the transactions contemplated thereby, (ii) the execution of the Merger Agreement,
          (iii) the acquisition of any shares of capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger, or
          (iv) the consummation of the other transactions contemplated by the Merger Agreement. A "Termination Event" shall be deemed to have occurred immediately upon the termination of the Merger Agreement in accordance with its terms."

     2. Amendment to definition of "Beneficial Owner." Section 1(d) of the Rights Agreement is hereby amended by replacing the last paragraph of such
Section 1(d) with the following:

          "Notwithstanding anything in this Section 1(d) to the contrary, prior to a Termination Event, none of the Exempted Persons, either individually, collectively or in any combination, shall be deemed to be a beneficial owner of or to beneficially own any securities beneficially owned, directly or indirectly, by any other Exempted Person regardless of any agreements, arrangements or understandings among any Exempted Persons, by virtue of or as a result of (i) actions taken in furtherance of the formation of a group consisting solely of Exempted Persons in connection with the Merger Agreement and the transactions contemplated thereby, (ii) the execution of the Merger Agreement, (iii) the acquisition of any shares of capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger, or (iv) the consummation of the other transactions contemplated by the Merger Agreement."

     3. Amendment to Section 3(a). Section 3(a) of the Rights Agreement is hereby amended by inserting the following sentence at the end of such Section 3(a):

          "Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely by virtue of (a) the execution of the Merger Agreement, (b) the acquisition of any shares of capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger or (c) the consummation of the other transactions contemplated by the Merger Agreement."

     4. Amendment to Section 3(c). Section 3(c) of the Rights Agreement is hereby amended by deleting the first sentence of the legend and replacing it with the following:

          "This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Nobel Learning Communities, Inc. (the "Company") and Stocktrans, Inc. (the "Rights Agent"), dated as of May 16, 2000, as amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company."

     5. Amendment to Section 7. Section 7(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

          "(a) Subject to Section 7(e) hereof, at any time after, but not before, the Distribution Date the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a share (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) 5:00 P.M., New York City time, on May 31, 2010, or such later date as may be established by the Board of Directors prior to the expiration of the Rights (such date, as it may be extended by the Board, the ("Final Expiration Date"), (ii) the date on which a Merger is consummated or (iii) the time at which the Rights are redeemed or exchanged as provided in
          Section 23 and Section 24 hereof (the earlier of (i) (ii) and (iii) being herein referred to as the "Expiration Date").

     6. Amendment to Section 27. Section 27 of the Rights Agreement is hereby amended by replacing the last sentence of such Section 27 with the following:

          "Notwithstanding anything in this Section 27 to the contrary, the Company shall not supplement or amend any of the provisions or amendments contained in Amendment No. 2 to the Rights Agreement without the prior written consent of the Sponsors, unless the Merger Agreement shall have been terminated in accordance with its terms and notice of such termination shall have been given to Socrates Acquisition Corporation."

     7. Effectiveness. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

     8. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state without giving effect to the principles of conflict of laws thereof. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          [The Remainder of the Page has been Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Rights Agreement to be duly executed as of the day and year first above written.

                                            NOBEL LEARNING COMMUNITIES, INC.



                                            By: /s/ Peter Havens
                                                -------------------------
                                            Title:   Director

Attest:


By:/s/ John Frock
   -------------------------



                                            STOCKTRANS, INC.




                                            By: /s/ Jonathan Miller
                                                -------------------------
                                            Title:  President

Attest:


By:_________________________